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                                                                   EXHIBIT 23(g)


                      (LETTERHEAD OF ARTHUR ANDERSEN LLP)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the December 31, 1995 financial statements of Wells Capital, Inc. and Wells Partners, L.P., and the use of our reports on the July 31, 1996 financial statements of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. and to all references to our firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 19, 1996